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                                                                    Exhibit 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Value City Department Stores, Inc. (the "Company") on Form 10-Q for the period ending August 2, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James A. McGrady, Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                     /s/ James A. McGrady
                                     -------------------------------------------
                                     James A. McGrady
                                     Executive Vice President, Chief Financial
                                     Officer, Treasurer and Secretary of Value
                                     City Department Stores, Inc.

September 15, 2003












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